Exhibit 24

Power of Attorney

Each of the persons whose signature appears below hereby constitutes and appoints W.J. Galvin, F.L. Steeves, T.G. Westman, V. A. Lazzaretti and J.G. Shively and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 for the registration of shares of Emerson’s Common Stock (including Preferred Stock Purchase Rights) and any and all supplements and amendments, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. N. Farr	Chairman of the Board, Chief Executive Officer, President and Director	November 3, 2009
D. N. Farr

/s/ W. J. Galvin	Vice Chairman, Chief Financial Officer and Director	November 3, 2009
W. J. Galvin

/s/ F. J. Dellaquila	Senior Vice President – Finance and Controller	November 3, 2009
F. J. Dellaquila

/s/ R. J. Schlueter	Vice President and Chief Accounting Officer	November 3, 2009
R. J. Schlueter

/s/ C. A. H. Boersig	Director	November 3, 2009
C. A. H. Boersig

/s/ A. A. Busch, III	Director	November 3, 2009
A. A. Busch, III

/s/ C. Fernandez G.	Director	November 3, 2009
C. Fernandez G.

/s/ A. F. Golden	Director	November 3, 2009
A. F. Golden

/s/ H. Green	Director	November 3, 2009
H. Green

/s/ R. B. Horton	Director	November 3, 2009
R. B. Horton

Signature	Title	Date

/s/ W. R. Johnson	Director	November 3, 2009
W. R. Johnson

/s/ V. R. Loucks, Jr.	Director	November 3, 2009
V. R. Loucks, Jr.

/s/ J. B. Menzer	Director	November 3, 2009
J. B. Menzer

/s/ C. A. Peters	Director	November 3, 2009
C. A. Peters

/s/ J. W. Prueher	Director	November 3, 2009
J. W. Prueher

/s/ R. L. Ridgway	Director	November 3, 2009
R. L. Ridgway

/s/ R. L. Stephenson	Director	November 3, 2009
R. L. Stephenson